Exhibit 23.1

                     INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
  The Dial Corp:

We consent to the incorporation by reference in this Registration Statement of The Dial Corp on Form S-8 of our reports dated February 25, 1994, appearing in the Annual Report on Form 10-K of The Dial Corp for the year ended December 31, 1993 and to the reference to us under the heading "Experts", in such Registration Statement.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona
November 17, 1994